Exhibit 99.3

Mama’s Creations. Announces Proposed Public Offering of Common Stock

East Rutherford, New Jersey – June 29, 2026 – Mama’s Creations, Inc. (“Mama’s Creations” or the “Company”) (NASDAQ: MAMA), a leading national marketer and manufacturer of fresh deli prepared foods, today announced the commencement of a proposed, underwritten public offering of shares of its common stock, par value $0.00001 per share (“Common Stock”). All shares as a part of the proposed offering are being offered by the Company. In addition, the Company intends to grant the underwriters a 30-day option to purchase up to an additional 15% of the shares of Common Stock offered in the public offering at the public offering price, less the underwriting discounts and commissions. The proposed offering is subject to market and other conditions, and there can be no assurances as to whether or when the proposed offering may be completed, or as to the actual size or terms of the proposed offering.

The Company intends to use the net proceeds it receives from the proposed offering for working capital and general corporate purposes, which may include, among other things, funding acquisition of businesses or other assets that it believes are complementary to its own, although it currently has no arrangements or commitments with respect to any such transaction.

William Blair & Company, L.L.C. and D.A. Davidson & Co. are serving as lead book-running managers for the proposed offering. Craig-Hallum Capital Group LLC, Lake Street Capital Markets, LLC and Roth Capital Partners, LLC are acting as co-managers for the proposed offering.

The proposed offering is being made pursuant to an automatic shelf registration statement on Form S-3, including a base prospectus, that has been filed with the Securities and Exchange Commission (the “SEC”) and became effective on June 29, 2026 and is available on the SEC’s website located at www.sec.gov. A preliminary prospectus supplement and accompanying base prospectus relating to and describing the terms of the offering will be filed with the SEC and will be available on the SEC’s website. When available, copies of the preliminary prospectus supplement and the accompanying base prospectus may be obtained for free by contacting: William Blair & Company, L.L.C., Attn: Prospectus Department, 150 North Riverside Plaza, Chicago, Illinois 60606, by telephone at 1-800-621-0687 or by email at: prospectus@williamblair.com; or D.A. Davidson & Co., Attn: Equity Syndicate Department, 1325 Avenue of the Americas, 17th Floor, New York, New York 10019, by telephone at 1-800-332-5915 or by email at: prospectusrequest@dadco.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Mama’s Creations, Inc.

Mama’s Creations, Inc. (Nasdaq: MAMA) is a leading marketer and manufacturer of fresh deli prepared foods, found in over 12,000 grocery, mass, club and convenience stores nationally. The Company’s broad product portfolio, born from MamaMancini’s rich history in Italian foods, now consists of a variety of high quality, fresh, clean and easy to prepare foods to address the needs of both our consumers and retailers. Our vision is to become a one-stop-shop deli solutions platform, leveraging vertical integration and a diverse family of brands to offer a wide array of prepared foods to meet the changing demands of the modern consumer.

Forward-Looking Statements

This press release contains “forward-looking statements.” Forward-looking statements reflect the current view about future events. When used in this press release, the words “anticipate,” “believe,” “estimate,” “expect,” “future,” “intend,” “plan” or the negative of these terms and similar expressions, as they relate to us or our management, identify forward-looking statements. Such statements include, but are not limited to, statements contained in this press release relating to the offering and the use of proceeds therefrom. Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Our actual results may differ materially from those contemplated by the forward-looking statements. They are neither statements of historical fact nor guarantees of assurance of future performance. We caution you therefore against relying on any of these forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, without limitation, the risks contained in the “Risk Factors” section of our Annual Report on Form 10-K for the fiscal year ended January 31, 2026. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

Investor Relations Contact:

Lucas A. Zimmerman

Managing Director

MZ Group – MZ North America

(949) 259-4987

MAMA@mzgroup.us

www.mzgroup.us